EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements (No. 333-145176 and No. 333-197858) on Form S-8 and Registration Statement (No. 333-195834) on Form S-3 of inTEST Corporation of our report dated March 29, 2016, relating to our audits of the consolidated financial statements and the financial statement schedule, which appear in this Annual Report on Form 10-K of inTEST Corporation for the year ended December 31, 2015.

/s/ RSM US LLP

Blue Bell, Pennsylvania
March 29, 2016